UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

SPROUT TINY HOMES INC.

(Exact name of Registrant as specified in its charter)

Colorado	000-1088401	47-3483767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45825 Hwy 96 E

Building 583E

Pueblo, CO 81006

(Address of principal executive offices, including zip code)

(719) 247-6195

(Registrant's telephone number, including area code)

RG America, Inc.

P.O. Box 26496

Scottsdale, AZ 85255

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On November 24, 2014, the Company’s predecessor RG America, Inc., a Nevada corporation, filed a Form 15 to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended. This was necessary because the Company did not have sufficient resources to retain auditors to audit its financial statements.

Beginning in December,2014, the Company has posted unaudited financial statements, as well as disclosure statements, on the OTCMarkets website under the alternative reporting standard of Rule 15c211.

In March, 2015, we completed a Delaware 251g Holding Corporation Reorganization and re-domesticated to Colorado with the new corporate name “Sprout Tiny Homes Inc.,” a Colorado corporation. Our common stock trades on the Over-the-Counter market under the trading symbol “STHI.”

The Company’s current address is: 45825 Hwy 96E, Building 583E, Pueblo, CO 81006.

New phone number is (719) 247-6195

Web: http://sprouttinyhomes.com

The Company’s Chairman and Director is Rod Stambaugh, who can be reached at the Company’s address.

Michael Heflin serves as Chief Operating Officer and Director of the Company. He may also be reached at the Company’s address.

The Company is in the business of designing and manufacturing commercial-grade tiny homes. We build tiny homes on wheels ranging from 400 square feet and homes on foundations as well. Our homes are designed as workforce housing solutions, overnight hotel accommodations and as primary or secondary residences in planned unit developments. Our tiny homes are built with structural insulated panels and are intended to be energy efficient, with interiors free of harmful chemicals.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPROUT TINY HOMES INC.

By:	/s/Rod Stambaugh

Title:	Chief Executive Officer

Dated: October 10, 2017

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